EASTGATE BIOTECH CORP. NAMES NEW PRESIDENT

SALT LAKE CITY and TORONTO, January 20, 2015 (PRNewswire/-) Eastgate Biotech Corp., formerly EastGate Acquisitions Corporation (OTCBB: ETBI), an emerging pharmaceutical company exploring drug delivery innovations for the development of novel formulations and alternative dosage forms of existing biologically active moleculeshas appointed Rose C. Perri as President.  Ms. Perri was previously engaged in Business Development activities at EastGate Biotech.  She replaces Mirjana Hasanagic who has resigned as President and who will now serve as the Vice President, Natural Products.  Ms. Hasanagic will remain as a Director of EastGate’s Board of Directors.

Ms. Perri brings more than 20 years of experience in start-ups in the biotechnology and life sciences industry.  She has held managerial and operational positions in both private and public companies that traded on the Toronto, Vancouver and NASDAQ Exchanges.

“As some of our developments have matured it was time to refine our management”, says Anna Gluskin, CEO of EastGate Biotech.  “Rose Perri not only brings a breath of experience in the management of day-to-day operations but also widens the company’s network with the many years of building relationships with industry partners.”  “We thank Mira Hasanagic for her period as President and look forward to working with her expertise in the natural products field.”

About EastGate Biotech Corp.

EastGate Biotech Corp. is a pharmaceutical company aimed at utilizing drug delivery innovations for developing of improved novel formulations and alternative dosage forms of existing biologically active molecules.  Both pharmaceutical products and natural supplements are developed using highly effective contemporary technologies and demonstrated usefulness in improvement of bioavailability and biological action of incorporated molecules.  The company's product candidates address various pharmaceutical markets, including neurological disorders, such as epilepsy and panic attacks, infectious diseases and diabetes.   Our natural dietary supplements include compositions for glucose regulations, urinary tract health improvement, enhanced vitamin delivery and skin conditions.   We are working closely with clinicians and patient advocate groups worldwide to identify existing health issues where EastGate's approach will be most beneficial for patient care.   For more information, please visit the company's website at www.EastGateBiotech.com.

Cautionary statement on forward-looking information

All statements, other than statements of historical fact, contained or incorporated by reference in this news release constitute "forward-looking information" or "forward-looking statements" within the meaning of certain securities laws, including the provisions for "safe harbour" under the United States Private Securities Litigation Reform Act of 1995 and are based on expectations, estimates and projections as of the date of this news release.

The words "anticipates", "plans", "expects", "indicate", "intend", "scheduled", "estimates", "forecasts", "focus", "guidance", "initiative", "model", "methodology", "outlook", "potential", "projected", "pursue", "strategy", "study", "targets", or "believes", or variations of or similar such words and phrases or statements that certain actions, events or results "may", "could", "would", or "should", "might", or "way forward", "will be taken", "will occur" or "will be achieved" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies. The risks, estimates, models and assumptions contained or incorporated by reference in this release, include those identified from time to time in the reports filed by EastGate with the SEC, which should be considered together with any forward-looking statement. EastGate undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:  Rose Perri 1-647-692-0652
Email:  information@eastgatepharmaceuticals.com